Exhibit 99.1

PMV Consumer Acquisition Corp. Announces Redemption of Class A Common Stock

Palm Beach, FL, Nov. 25, 2022 (GLOBE NEWSWIRE) -- PMV Consumer Acquisition Corp. (OTC Pink: PMVC) (“PMV” or the “Company”) announced today that it has elected to redeem all of its outstanding shares of Class A Common Stock subject to redemption, totaling 2,046,609 shares issued in its IPO (“Class A Shares”) in accordance with the provisions of its charter (the “Redemption”). The Redemption will be completed following the expiration of the notice period set forth in the redemption notice disseminated to shareholders.

As set forth in the Company’s charter, holders of the Class A Shares redeemed will receive a pro rata share of the cash, including the interest earned thereon net of interest that may be used by the Company to pay its taxes payable (and not any stock) held in the Company’s IPO Trust Account (the “Cash Redemption Amount”). The pro rata share will be calculated by dividing the number of Class A Shares redeemed from such holder by the total number of outstanding Class A Shares. Alternatively, a holder may elect to receive shares of Class C Common Stock issued on a one-for-one basis for the number of Class A Shares redeemed from such holder, plus such holder’s pro rata share of the 200,000 shares of Class C Common Stock held in the Trust Account (the “Stock Election”). The pro rata share of the Class C Common Stock held in the Trust Account will be calculated by dividing the number of Class A Shares redeemed from such holder by the total number of Class A Shares redeemed from all holders of Class A Shares that elect the Stock Election. In the event a shareholder elects the Stock Election, the amount of cash that would otherwise be payable as the Cash Redemption Amount will be released from the Trust Account and transferred to the Company.

The Redemption will not include the 3,000,000 shares of Class A Common Stock owned by PMV Consumer Acquisition Holding Company, LLC, the Company’s Sponsor (the “Sponsor Shares”), which are expressly excluded from participating in, and are not otherwise entitled to, any of the proceeds in the Trust Account.

The per-share amount payable as the Cash Redemption Amount will be approximately $10.09.  As of November 22, 2022, the cash balance held in the Trust Account was approximately $20,662,945, which includes approximately $196,855 in interest income.  In accordance with the terms of the Company’s charter, the Company expects to retain a portion of the interest income from the Trust Account to pay accrued taxes.  Accordingly, a total of approximately $20,642,945 will be available for redemption of the 2,046,609 shares of Class A Shares, which results in a redemption price of approximately $10.09 per share.

Holders of Class A Shares that elect the Stock Election will receive shares of Class C Common Stock that have not been listed on a securities exchange, and the shares transferred from the Trust Account have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any State securities laws, and neither such shares nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or such laws, or an exemption from registration under the Securities Act and such laws which, in the opinion of counsel for the Company, is available. Therefore, it is unlikely that a trading market for any such Class C Common Stock will develop, and the value of any such shares is expected to be highly uncertain.

Following the redemption, the Class A Shares redeemed will no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company with respect to the Class A Shares so redeemed will cease.

The Company will provide written redemption notice to each holder of Class A Shares, which notice shall set forth the redemption date, which shall be no later than thirty (30) days following delivery of such notice, and the procedures for making the Stock Election and the elimination of any fractional shares for cash.

Following the redemption, the Company expects to file a Form 15 with the U.S. Securities and Exchange Commission to suspend or terminate its filing obligations under the Securities Exchange Act of 1934, as amended.  The Company thereafter expects to continue to pursue a wide range of business opportunities operating as a blank check shell company with its Class A Common Stock quoted on the OTC Pink market.  In furtherance of any such potential business opportunities, the Company may seek to pursue a variety of capital raising initiatives.

About PMV Consumer Acquisition Corp.

PMV Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the consumer industry.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “believe,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of the Company.

Contact:

Timothy J. Foufas
Co-President and Secretary
Telephone: (561) 318-3766

For further information, visit
www.pmv-consumer.com